Exhibit 107.1

Calculation of Filing Fee Table
Form S-3
(Form Type)
Perimeter Solutions, SA
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Type	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate (4)	Amount of Registration Fee (4)	Carry Forward Form Type	Cary Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value $1.00 per share	457(c)	49,569,950(1)	$7.65 (1)(4)	$379,210,118(1)	0.0001102	$41,789
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary Shares, par value $1.00 per share	415(a)(6)	8,460,860 (2)	$12.00	(2)		—	(2)	(2)	(2)	(2)
	Equity	Ordinary Shares, par value $1.00 per share	415(a)(6)	76,527,200 (3)	$11.50	$880,062,800 (3)			S-1 (3)	333-260798 (3)	11/12/2021 (3)	(3)
	Total Offering Amounts					$1,259,272,918 (1)(4)	0.0001102 (4)	$138,772 (4)				(3)
	Total Fees Previously Paid							—
	Total Fees Offsets							—
	Net Fee Due							$41,789 (3)

(1)The securities registered hereunder consist of (i) up to 15,036,731 ordinary shares of the Registrant having a nominal value of $1.00 per share (the “Ordinary Shares”) issued or issuable to EverArc Founders, LLC (“Founder”) as payment for all or a portion of the fixed annual advisory fees payable to Founder pursuant to the terms of the Advisory Services Agreement dated December 12, 2019, by and between EverArc Holdings Limited and Founder, assumed by the Registrant on November 9, 2021 (the “Founder Advisory Agreement”) and (ii) up to 34,533,219 Ordinary Shares issued or issuable to Founder as payment for all or a portion of the variable annual advisory fees payable to Founder pursuant to the terms of the Founder Advisory Agreement.
(2)The securities registered hereunder consist of (i) 8,460,860 Ordinary Shares that may be issued upon the exercise of Warrants. Each Warrant entitles the warrant holder to purchase one-fourth of an Ordinary Share at a price of $12.00 per Ordinary Share. No separate registration fee is required pursuant to Rule 457(g) under the Securities Act. Pursuant to Rule 457(g)(1) of the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the Ordinary Shares underlying the Warrants is calculated based on an exercise price of $12.00 per Ordinary Share.
(3)The securities registered hereunder consist of up to 76,527,200 Ordinary Shares issued pursuant to subscription agreements between certain investors, members of management and directors of the Registrant. These Ordinary Shares were previously registered under the Registrants’ Registration Statement on Form S-1 (Registration No. 333-260798), initially filed with the Securities and Exchange Commission on November 5, 2021 and declared effective on November 12, 2021 (the “Prior S-1 Registration Statement”), which remain unsold as of the date of this registration statement. Pursuant to Rule 415(a)(6), the registration fees relating to the Carry-Forward Securities under the Prior S-1 Registration Statement will continue to be applied to such securities hereunder. If securities previously registered under the Prior S-1 Registration statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder. Pursuant to Rule 415(a)(6), the offering of the Carry-Forward Securities under the Prior S-1 Registration Statement will be deemed terminated as of the effective date of this registration statement.
(4)Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of high and low prices for the prices for an Ordinary Share of the Registrant as reported on the New York Stock Exchange on March 13, 2023, which date is a date within five business days of the filing of the registration statement filed by Registrant for the registration of the securities listed in the table above.